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                                                                       EXHIBIT A


                            AGREEMENT OF JOINT FILING

                In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a Statement on Schedule 13D, or any amendments thereto, with respect to the Ordinary Common Stock, par value $0.001 per share, of Steinway Musical Instruments, Inc. and that this Agreement be included as an Exhibit to such filing.

                Each of the undersigned parties represents and warrants to the other that the information contained in any amendment thereto about it will be, true, correct and complete in all material respects and in accordance with all applicable laws. Each of the undersigned parties agrees to inform the other of any changes in such information or of any additional information which would require any amendment to the Schedule 13D and to promptly file such amendment.

                Each of the undersigned parties agrees to indemnify the other for any losses, claims, liabilities or expenses (including reasonable legal fees and expenses) resulting from, or arising in connection with, the breach by such party of any of representations, warranties or agreements in this Agreement.

                This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.




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         IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of
February 16, 1999.

                                        AMERICAN INTERNATIONAL GROUP, INC.


                                        By: /s/ Kathleen E. Shannon
                                           -------------------------------------
                                           Name: Kathleen E. Shannon
                                           Title: Vice President and
                                                  Secretary

                                        SUNAMERICA INC.


                                        By: /s/ Jay S. Wintrob
                                           -------------------------------------
                                           Name: Jay S. Wintrob
                                           Title: Vice Chairman


                                        SUNAMERICA LIFE INSURANCE COMPANY


                                        By: /s/ Jay S. Wintrob
                                           -------------------------------------
                                           Name: Jay S. Wintrob
                                           Title: Executive Vice President


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